Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 1, 2013 on the consolidated financial statements of Health Revenue Assurance Holdings, Inc. and Subsidiaries for the year ended December 31, 2012, included herein on the registration statement of Health Revenue Assurance Holdings, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
December 10, 2013